Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to the Credit Agreement (defined below) (this “First Amendment”) is entered into as of February 6, 2023, by and among Stronghold Digital Mining, Inc., a Delaware corporation (“Holdings”), Stronghold Digital Mining Holdings, LLC, a Delaware limited liability company (the “Borrower”), each Subsidiary of the Borrower listed as a “Guarantor” on the signature pages hereto (together with Holdings, each a “Guarantor” and collectively, the “Guarantors”), the Lenders (as defined below) party hereto, Whitehawk Capital Partners LP (“Whitehawk Capital”), as collateral agent for the Lenders (in such capacity, together with its designees, successors and assigns, the “Collateral Agent”) and Whitehawk Capital, as administrative agent for the Lenders (in such capacity, together with its designees, successors and assigns, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”)and the Lenders (as defined below) party hereto.

W I T N E S S E T H

WHEREAS, Holdings, the Borrower, each Guarantor, Whitehawk Finance LLC and/or its Affiliates or designees and the other lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”), and the Agents are party to that certain Credit Agreement dated as of October 27, 2022 (the “Credit Agreement”) pursuant to which the Lenders have agreed to make Loans available to the Borrower;

WHEREAS, the Borrower, Holdings, Lenders and the Agents wish to make certain amendments to the Credit Agreement as provided below subject to the terms and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the mutual agreements contained in this First Amendment and herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby mutually agree as follows:

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.          Defined Terms.  Each capitalized term used herein and not defined herein shall have the meaning ascribed to such term in the Credit Agreement.

2.          Amendments to the Credit Agreement. Subject to the satisfaction (or waiver in writing by the Administrative Agent and undersigned Lenders which constitute at least Required Lenders) of the conditions set forth in Section 3 hereof and in reliance on the representations and warranties of the Loan Parties set forth in this First Amendment and in the Credit Agreement, in accordance with Section 10.01 of the Credit Agreement, the Borrower, Holdings, Administrative Agent and each of the Lenders hereby agree that the Credit Agreement is amended and modified as follows:

(a)          Existing Definitions:

i)          The defined term “Capital Expenditures” in the Credit Agreement is amended by replacing the phrase “Section 2.05(c)(vi)” in clause (B) thereof with “Section 2.05(c)(viii)”.

ii)          The defined term “Existing Subordinated Indebtedness Prepayment Basket Equity Raises” is deleted in its entirety and all references to such term in the Credit Agreement and the other Loan Documents are also deleted.

(b)          New Definitions:  As used herein, the following terms shall have the following meanings given to them below, and the Credit Agreement and the other Loan Documents are hereby amended to include the following in alphabetical order:

i)          “Approved Budget” has the meaning specified therefor in Section 7.01(a)(xx).

ii)          “Average Cash Balance” means, for any period of determination, (a) the sum of (i) the aggregate amount of Unrestricted cash and Cash Equivalents of the Loan Parties and (ii) the Dollar equivalent of Cryptocurrencies of each Loan Party, in each case for clauses (i) and (ii), for each day during such period (and for any particular day such balance as at 5:00 p.m. on such day) divided by (b) the actual number of days during such period.

iii)          “Excess Cash” means, for any period of determination, (a) the Average Cash Balance during for such period minus (b) $7,500,000.

iv)          “First Amendment” means the First Amendment to this Agreement dated as of February 6, 2023.

v)          “First Amendment Effective Date” has the meaning specified therefor in the First Amendment.

vi)          “PIK Option” has the meaning specified therefor in Section 2.04(c).

vii)          “SG&A” means, with respect to any Person, all direct and indirect selling expenses of such Person, as well as all general and administrative expenses, including salaries of employees, rent expense, and any other costs of selling product or administrating the business of such Person.

viii)          “Unapproved Budget” has the meaning specified therefor in Section 7.01(a)(xx).

(c)          Section 2.04(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that, so long as no Default or Event of Default exists, and the Average Cash Balance for a calendar month (calculated, until the penultimate Business Day of such calendar month and for the number of days in such calendar month for which such calculation is made) with respect to the Interest Payment Date in such calendar month is less than $5,000,000, then, at the Borrower’s option (the “PIK Option”) the interest that is payable for such calendar month on the Interest Payment Date for such calendar month may be paid-in-kind by capitalizing such interest and adding such amount to the principal amount of the outstanding Loans (which shall then accrue interest as provided under clause (a) or clause (b), above) (and the Borrower shall provide the Administrative Agent with written notice of an election to pay such interest in-kind before 1 p.m. on the applicable Interest Payment Date (together with the calculation of Average Cash Balance (calculated, until the penultimate Business Day of such calendar month and for the number of days in such calendar month for which such calculation is made)); provided further that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an Reference Rate Loan prior to the Maturity Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any SOFR Borrowing prior to the end of the Interest Period therefor, accrued interest on such SOFR Borrowing shall be payable on the effective date of such conversion and (iv) the PIK Option shall not be exercised more than six (6) times during the term of this Agreement.”

(d)          Section 2.05(c)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(A) with respect to the Initial Term Loan, equal monthly installments of $976,372.52 each on the last Business Day of each calendar month, commencing July 31, 2024, until the Final Maturity Date and (B) with respect to any Delayed Draw Term Loan, equal monthly installments of $638,8888.89 each on the last Business Day of each calendar month, commencing July 31, 2024, until the Final Maturity Date.  Aggregate monthly amortization shall be $1,615,261.41.”

(e)          Section 2.05(c)(v) of the Credit Agreement is amended by deleting the following in its entirety:

“(provided that in the case of proceeds from a Permitted Disposition of newly delivered miners from “Minerva” which were ordered and paid for in cash prior to August 16, 2022, to the extent the Borrower and its Subsidiaries have at least 35,000 or more “miners” at such time the mandatory prepayment shall be at the rate of 50% of such Net Cash Proceeds and if the Borrower and its Subsidiaries have fewer than 35,000 “miners”, the prepayment amount shall be 100% of the Net Cash Proceeds)”.

(f)          Section 2.05(c)(v) of the Credit Agreement is amended by:

i)          Adding the following at the end of the phrase “Permitted Disposition” in the second line thereof:

“(provided that such reinvestment exclusion shall not apply with respect to the required prepayment from proceeds of sale of Dispositions permitted under clause (l) of the definition of “Permitted Disposition”)”.

ii)          replacing the phrase “Section 2.05(c)(vi)” immediately prior to the end thereof with “Section 2.05(c)(viii)”.

(g)          Section 2.05(c) of the Credit Agreement is amended:

i)          By redesignation and renumbering clause “(vi)” thereof as clause “(viii)”.

ii)          Adding the following as a new clause “(vi)” immediately after the existing clause (v):

“(v)          within three (3) Business Days following the end of each calendar month, commencing with the month ending June 30, 2023, 50% of the Excess Cash for such calendar month as a prepayment of the Obligations in accordance with Section 2.05(c)(viii); provided that at the end of (A) each quarter commencing with the quarter ending September 30, 2023, if 50% of the Excess Cash for such quarter is greater than the sum of the amount of the Excess Cash actually paid by the Borrower at the end of each calendar month during such quarter, then within three (3) Business Days following the end of each such quarter and (B) each calendar year commencing with the year ending December 31, 2023, if 50% of the Excess Cash for such calendar year is greater than the sum of the amount of the Excess Cash actually paid by the Borrower at the end of each calendar month during such calendar year, then within three (3) Business Days following the end of each such calendar year (provided however that the calculation for the calendar year ended 2023 shall be for the period June 1, 2023 through December 31, 2023), in each case of sub-clauses (A) and (B), the Borrower shall pay such excess as a prepayment of the Obligations in accordance with Section 2.05(c)(viii).”

iii)          Adding the following as a new clause “(vii)” immediately after clause (vi):

“within three (3) Business Days following the receipt by Holdings and/or the Borrower of cash proceeds from any issuances of Equity Interests by Holdings and/or the Borrower (other than to Holdings), the Borrower shall pay 100% of such proceeds of such issuances of Equity Interests to reduce the then unpaid and/or capitalized interest as a result of the Borrower exercising the PIK Option.”

(h)          Section 2.05(c)(viii) of the Credit Agreement is amended by amending and restating the first sentence thereof to read as follows:

“Each prepayment pursuant to subsections (c)(i), (c)(ii), (c)(iii), (c)(iv) and (c)(v) above shall be applied to the Term Loans (for the avoidance of doubt, pro rata as between the Initial Term Loan and the Delayed Draw Term Loans (if any)), until paid in full.”

(i)          Section 7.01(a) of the Credit Agreement is amended as follows:

i)          The “and” at the end of clause (xviii) is deleted.

ii)          The “.” at the end of clause (xix) is deleted and replaced with “; and”.

iii)          The following is added as a new clause (xx):

“The Borrower shall (A) no later than February 24, 2023, deliver to the Administrative Agent (who shall promptly furnish to the Lenders) for approval by the Required Lenders a thirteen-week operating budget (such budget prior to Required Lender approval, the “Unapproved Budget”) reflecting the Borrower’s good faith projection of all weekly cash receipts and disbursements commencing February 27, 2023 (which would include, without limitation, a projected detailed profit and loss projection, SG&A, operating expenditures, Capital Expenditures and operation and maintenance expenditures), in each case, in form and substance satisfactory (including with respect to information and line items thereof) to the Required Lenders in connection with the operation of the business of the Loan Parties and their Subsidiaries during such thirteen-week period (the “Approved Budget”) and (B) provide updates of the Approved Budget every fourth week in form and substance satisfactory (including with respect to information and line items thereof) to the Required Lenders and for approval by the Required Lenders, not later than the fourth Friday following each last Approved Budget, by deleting the first four weeks included in the previously Approved Budget and adding the four weeks immediately succeeding the last week included in the previously Approved Budget, together with a report, in a form reasonably acceptable to the Required Lenders, comparing actual cash receipts and disbursements for the immediately preceding four weeks in the Approved Budget compared to projected cash receipts and disbursements for such four weeks as set forth in the Approved Budget and disclosing the issues giving rise or otherwise related to any material variances reflected therein (provided that variance per line item on a four week basis shall not exceed 5% (except with respect to cash receipts which can exceed the 5% threshold)); provided that at any time the PIK Option is exercised, then for the eight (8) week period from and after the date a PIK Option has been exercised, provide bi-weekly updates not later than Friday of every other week following the exercise of the PIK Option, by deleting the first two weeks included in the previously Approved Budget and adding the two weeks immediately succeeding the last week included in the previously Approved Budget in form and substance satisfactory (including with respect to information and line items thereof) to the Required Lenders (and until the Required Lenders approve such updates, it would be deemed to be an Unapproved Budget) and for approval by the Required Lenders, together with a report, in a form reasonably acceptable to the Administrative Agent and the Required Lenders, comparing actual cash receipts and disbursements for the immediately preceding two weeks in the Approved Budget compared to projected cash receipts and disbursements for such week as set forth in the Approved Budget and disclosing the issues giving rise or otherwise related to any material variances reflected therein (provided that variance per line item on a bi-weekly basis shall not exceed 5% (except with respect to cash receipts which can exceed the 5% threshold)); and”

(j)          Add the following as a new clause (u) to Section 7.01:

“For so long as the Credit Agreement is in effect, the Administrative Agent (at the direction of the Required Lenders) shall have the right to designate one (1) representative of the Administrative Agent to attend all meetings of the Board of Directors or similar governing body of Holdings (and any committees thereof), as applicable, as an observer. Such representative shall satisfy the general director suitability standards of Holdings for its Board of Directors. Such representative shall not constitute a member of the Board of Directors or any committee thereof and shall not be entitled to vote on, or consent to, any matters presented to the Board of Directors or any committee thereof.   The Administrative Agent shall have the right to change its designated representative from time to time by notice to Holdings. Such representative may participate in discussions of matters brought before the Board of Directors or any committee thereof; provided that, such observer shall be recused from all or a portion of any meeting or discussion where, if such observer was a director on the Board of Directors, it would be customary and advisable for such director to do so, as determined by a majority of the independent members of the Board of Directors upon advice of counsel (such as, for example, when the observer has a conflict of interest), or where necessary or desirable to preserve attorney-client privilege between Holdings and its counsel.  Subject to the preceding sentence, such representative will be entitled to receive copies of all materials prepared for such meetings (or otherwise prepared for the Board of Directors).  The Loan Parties will reimburse (or cause one or more of its Subsidiaries to reimburse) such observer for all reasonable out-of-pocket expenses incurred in connection with attending such meetings, but none of the Lender or any such observer shall receive any additional compensation or remuneration in respect of such observer’s service. Such representative shall agree to maintain the confidentiality of all non-public information and proceedings of the Board of Directors and any committee of the Board of Directors and to abide by all confidentiality agreements and provisions in place with the Administrative Agent and any Loan Party; provided that such representative shall have access to all information and materials and shall attend all meetings of the Board of Directors at which any Person that constitutes the Sponsor is present or permitted to be present (in-person or otherwise), except as provided above.”

(k)          Add the following as a new clause (v) to Section 7.01:

“On or prior to February 28, 2023, Holdings shall appoint one (1) additional independent director (reasonably satisfactory to the Required Lenders) to its Board of Directors to fill the remaining term of a vacant seat on the Board of Directors, which is expected to expire in June 2023; provided that pending such vacancy, such appointee shall have the right as an observer only, to attend any and all meetings of Holdings and other Loan Parties’ Board of Directors that any member of Holdings or any other Loan Parties’ Board of Directors attends; provided further that, such proposed “independent director”, if an observer shall be recused from all or a portion of any meeting or discussion where, if such observer was a director on the Board of Directors, it would be customary and advisable for such director to do so, as determined by a majority of the independent members of the Board of Directors upon advice of counsel (such as, for example, when the observer has a conflict of interest), or where necessary or desirable to preserve attorney-client privilege between Holdings and its counsel).  Thereafter, Holdings, by and through its Board of Directors and Nominating and Governance Committee shall nominate an independent director (reasonably satisfactory to the Required Lenders) and recommend a vote for such nominee; provided that (x) failure of any Person constituting Sponsor to vote in favor of such candidate shall be an Event of Default under this Agreement and (y) pending such vote or if such person is not voted in as a member of the Board of Directors, such appointee shall have the right as an observer only to attend any and all meetings of Holdings and other Loan Parties’ Board of Directors that any member of Holdings or any other Loan Parties’ Board of Directors attends or is permitted to attend as a board observer (in addition to the board observer specified in new clause (u) above; provided further that, such proposed “independent director”, if an observer shall be recused from all or a portion of any meeting or discussion where, if such observer was a director on the Board of Directors, it would be customary and advisable for such director to do so, as determined by a majority of the independent members of the Board of Directors upon advice of counsel (such as, for example, when the observer has a conflict of interest), or where necessary or desirable to preserve attorney-client privilege between Holdings and its counsel.”

(l)          Add the following as a new clause (w) to Section 7.01:

“On or prior to February 28, 2023 (or such later date as the Administrative Agent may agree), the Loan Parties shall have resolved all claims of and amounts payable to Bruce & Merrilees Electric Company having an address at 930 Cass Street, New Castle, PA 16101 in a matter satisfactory to the Required Lenders and until such resolution and/or in connection with such resolution, no cash payment shall be made to Bruce & Merrilees Electric Company without the prior written consent of the Required Lenders.”

(m)          Section 7.02(c)(ii) of the Credit Agreement is amended by replacing the phrase “Section 2.05(c)(vi)” in the last line thereof with “Section 2.05(c)(viii)”.

(n)          Section 7.02(e) of the Credit Agreement is amended by amending and restating the last paragraph thereof to read as follows:

“Notwithstanding anything set forth herein, (1) no Loan Party shall loan, contribute, assign, transfer or otherwise dispose of any intellectual property or any Crypto Asset to any non-Loan Party, (2) non-Loan Parties shall not own any Crypto Asset or any intellectual property other than intellectual property that is de minimis in value and that has been independently developed by a non-Loan Party, (3) no Loan Party shall acquire and/or purchase any new “miners” (except for the previously paid for “Minerva” miners) without the prior written consent of the Agent and Required Lenders, (4) neither any Loan Party nor any Subsidiary of any Loan Party shall consummate any Acquisition (including any Permitted Acquisitions and Holdings Permitted Acquisitions) without the prior written consent of the Agent and Required Lenders, (5) neither any Loan Party nor any Subsidiary of any Loan Party shall purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Equity Interests without the prior written consent of the Agent and Required Lenders, (6) neither any Loan Party nor any Subsidiary of any Loan Party shall purchase or otherwise acquire or commit or agree to purchase or otherwise acquire assets of any Person (other than in the ordinary course) without the prior written consent of the Agent and Required Lenders, (7) no Loan Party shall make any Capital Expenditures (except as set forth in the Approved Budget) without the prior written consent of the Agent and Required Lenders, (8) no Loan Party shall make any expenditures in connection with the replacement, substitution or restoration of such Person’s assets or operation and maintenance of its assets (except as set forth in the Approved Budget) without the prior written consent of the Agent and Required Lenders, (9) no Loan Party shall incur any SG&A (except as set forth in the Approved Budget) without the prior written consent of the Agent and Required Lenders.”

(o)          Section 7.02(h) of the Credit Agreement is amended by amending and restating it to read as follows:

“Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) [reserved], (ii) transactions (x) with another Loan Party and (y) between Subsidiaries that are not Loan Parties, (iii) transactions expressly permitted under this Agreement, (iv) sales or issuances of Qualified Equity Interests of Holdings to Affiliates of the Borrower not otherwise prohibited by the Loan Documents and the granting of registration and other customary rights in connection therewith, (v) the payment of fees and expenses in connection with the consummation of the Transaction, (vi) entering into employment and severance arrangements between the Borrower, any other Loan Party and their Subsidiaries and their respective officers and employees, (vii) other transactions set forth on Schedule 7.02(h); provided that no payments shall be permitted to be made in respect of any such transaction if it is not in the Approved Budget, (viii) the payment of customary fees and reimbursement of reasonable out-of-pocket costs of, and customary indemnities provided to or on behalf of, directors, officers and employees of the Borrower, the other Loan Parties and their Subsidiaries in the ordinary course of business or to their Affiliates, (ix) perform its obligations under the Stronghold LLC Agreement as in effect on the Effective Date; provided that no payments shall be permitted to be made if a payment or bankruptcy Event of Default exists under this Agreement shall exist or shall result therefrom and (ix) so long as no payment or bankruptcy Event of Default exists under this Agreement, perform its obligations under the Tax Receivable Agreement, including making any payments under the Tax Receivable Agreement.”

(p)          Section 7.02(k)(ii) of the Credit Agreement is amended by amending and restating it to read as follows:

“except for (x) the Obligations and (y) any Indebtedness owing by a Subsidiary of a Loan Party to a Loan Party or to another Subsidiary of a Loan Party if the obligor is not a Loan Party, make any payment (including, without limitation, any payment of interest), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Indebtedness, whether or not senior or junior unsecured Indebtedness or junior lien secured Indebtedness, Subordinated Indebtedness or any Disqualified Equity Interest (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness (except to the extent such Indebtedness is otherwise expressly permitted by the definition of “Permitted Indebtedness” (except with respect to Subordinated Indebtedness) or such transaction is a Permitted Refinancing (in each case other than with respect to any Disqualified Equity Interest)), including, as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event; provided that that with respect to Subordinated Indebtedness, no payment (including, without limitation, any payment of interest), scheduled amortization payment, voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind) prepayment, redemption, defeasance, sinking fund payment or other acquisition for value thereof or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness shall be permitted, except as expressly permitted under the terms of the Subordination Agreement with respect to such Indebtedness;”

(q)          Section 7.03(a) of the Credit Agreement is amended by amending and restating it to read as follows:

“Commencing with the fiscal quarter ending September 30, 2024, permit the Total Leverage Ratio of the Loan Parties (on a consolidated basis) for each period of four (4) consecutive fiscal quarters (each a “Test Period”) of the Loan Parties (on a consolidated basis) to be greater than 4.00:1.00.”

(r)          Section 7.03(b)(i) of the Credit Agreement is amended by amending and restating it to read as follows:

“At all times, Liquidity shall not be less than:  (A) until March 31, 2024, $2,500,000; (B) during the period beginning April 1, 2024 through and including December 31, 2024, $5,000,000; and (C) from and after January 1, 2025, $7,500,000.”

(s)          Section 7.03(b)(ii) of the Credit Agreement is amended by amending and restating it to read as follows:  “[reserved]”.

(t)          Section 9.01(c) of the Credit Agreement is amended by amending and restating it to read as follows:

“any Loan Party shall fail to perform or comply with (i) any covenant or agreement contained in subsections (a) (other than clauses (viii), (xiii), (xiv), (xv), (xvii), (xiii) and (xix) thereof), (c), (d) (solely with respect to preservation of existence of the Loan Parties), (f), (k), (n), (o), (p), (r), (s), (t), (u), (v) (including because of the failure of any Person constituting Sponsor to vote in favor of the independent director that is reasonably satisfactory to the Required Lenders), (w) and (x) of Section 7.01, or any covenant or agreement contained in Section 7.02, Section 7.03 or ARTICLE VIII, in each case, at any time, (ii) any covenant or agreement contained in clauses (viii), (xvii), (xiii) and (xix) of Section 7.01(a), and such failure, if capable of being remedied, shall remain unremedied for a period of five (5) days after the occurrence of such failure, (iii) (A) the requirement to seek approval of the Unapproved Budget from Required Lenders and/or (B) the Approved Budget (subject to the then applicable permitted variance threshold) (without the Required Lenders prior written consent) at any time, or (iv) any covenant or agreement contained in Section 7.01 (except as set forth in sub-clauses (i), (ii) and (iii) above), and such failure, if capable of being remedied, shall remain unremedied for a period of fifteen (15) days after the occurrence of such failure,”

3.          Conditions Precedent.  This First Amendment shall become effective (the “First Amendment Effective Date”) immediately when:

(a)          The Administrative Agent shall have received in .pdf format (followed promptly by originals to the extent requested by the Administrative Agent) counterparts of this First Amendment, executed by an Authorized Officer of each Loan Party, the Administrative Agent, the Collateral Agent and the Lenders.

(b)          On the date hereof, after giving effect to the transactions contemplated by this First Amendment the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided further that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language are true and correct (after giving effect to any qualification therein) in all respects on such respective dates, and except that for purposes of this Section 3, the representations and warranties contained in Section 6.01(g) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 7.01(a) of the Credit Agreement.

(c)          The Loan Parties shall have delivered to the Administrative Agent an opinion of counsel to the Loan Parties, in form and substance reasonably satisfactory to the Required Lenders; provided that the opinion of Pennsylvania counsel for the Loan Parties may be delivered on or prior to February 8, 2023 notwithstanding an earlier First Amendment Effective Date.

4.          Representations and Warranties.  Each Loan Party hereby represents and warrants to each Agent and each Lender that:

(a)          The Loan Parties are in compliance in all material respects with all of the terms and provisions set forth in the Credit Amendment and the other Loan Documents on their part to be observed or performed thereunder.

(b)          No Default or Event of Default has occurred and is continuing, or would result from, this First Amendment.

(c)          (i) The execution, delivery and performance by such Loan Party of this First Amendment has been duly authorized by all necessary corporate or other organizational action and (ii) this First Amendment constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

(d)          The execution and delivery of this First Amendment and the performance by such Loan Party (i) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (x) such as have been obtained or made and are in full force and effect or to be made and (y) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (ii) will not violate any (x) of such Loan Party’s organizational documents or (y) requirements of law applicable to such Loan Party which violation, in the case of this clause (ii)(y), could reasonably be expected to have a Material Adverse Effect and (iii) will not violate or result in a default under any material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (iii), could reasonably be expected to result in a Material Adverse Effect.

5.          Post-Closing Obligation.

(a)          The opinion of Pennsylvania counsel for the Loan Parties, in form and substance reasonably satisfactory to the Required Lenders, shall be delivered on or prior to February 8, 2023 and failure to deliver same on or prior to February 8, 2023 shall be an immediate Event of Default under the Credit Agreement.

(b)          The Loan Parties shall pay to Administrative Agent and Lenders all fees, costs and expenses incurred by Administrative Agent and Lenders in connection with the preparation, execution and delivery of this First Amendment (including, without limitation, the reasonable attorneys’ fees of Winston & Strawn LLP).

6.          Governing Law.  This First Amendment and all disputes between the parties under or relating to this First Amendment or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

7.          Entire Agreement; Effect of Waivers.  This First Amendment, and the terms and provisions hereof, and the documents referenced herein, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede any and all prior or contemporaneous provisions relating to the subject matter hereof.  There are no oral agreements among the parties pertaining to the subject matter hereof.  The Credit Agreement and the other Loan Documents shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  The execution, delivery, and performance of this First Amendment shall not, except as expressly set forth herein, operate as a consent to, as a waiver of or as an amendment of, any right, power, or remedy of the Administrative Agent, the Collateral Agent or any Lender under the Loan Documents nor constitute a consent, waiver or modification of any provision of any of the Loan Documents or any Default or Event of Default thereunder that exists on the First Amendment Effective Date.  This First Amendment is a “Loan Document” for all purposes.

8.          Miscellaneous.

(a)          This First Amendment shall not constitute a modification of the Credit Agreement or a course of dealing with the Administrative Agent, the Collateral Agent or any Lender at variance with the Credit Agreement or any other Loan Document such as to require further notice by the Administrative Agent, the Collateral Agent or any Lender to require strict compliance with the terms of the Credit Agreement and the other Loan Documents in the future, except, in each case, as expressly set forth herein.

(b)          The Loan Parties hereby reaffirm their obligations, guarantees and covenants and reaffirm that their obligations, guarantees and covenants continuing and that the Loan Parties’ Obligations are secured by the Collateral, the guaranties and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the signatories thereof under each Loan Document and agreements entered into with respect to the Obligations, guarantees and covenants thereunder are hereby ratified and affirmed in all respects by each of them.

(c)          This First Amendment shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto in accordance with the Credit Agreement and the other Loan Documents.

(d)          This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this First Amendment.

(e)          The provisions of Section 12.01 (“Notices”), Section 12.02 (“Amendments, Etc.”), Section 12.06 (“Severability”), Section 12.09 (“Governing Law”), Section 12.10 (“Consent to Jurisdiction; Service of Process and Venue”), and Section 12.13 (“No Party Deemed Drafter”) of the Credit Agreement are hereby incorporated by reference into this First Amendment, mutatis mutandis.

9.          General Release.

(a)          Each Loan Party hereby absolutely and unconditionally releases and forever discharges each Agent and each Lender, and any and all of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which any Loan Party has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this First Amendment for or on account of, or in relation to, or in connection with any of the Credit Amendment, any of the Loan Documents or any of the transactions thereunder or related thereto, whether such claims, demands and causes of action are matured or unmatured or known or unknown.  It is the intention of each Loan Party in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under any Applicable Law which provides that:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her might have materially affected his settlement with the debtor.”

(b)          Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by any Loan Party pursuant to the above release. If any Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, such Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all reasonable attorneys’ fees and costs incurred by such Released Party as a result of such violation.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written above.

BORROWER:

STRONGHOLD DIGITAL MINING HOLDINGS LLC

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

HOLDINGS (and a Guarantor):

STRONGHOLD DIGITAL MINING, INC.

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Chief Executive Officer

[Signature Page to the First Amendment]

GUARANTORS:

LIBERTY BELL FUNDING LLC

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

EIF SCRUBGRASS, LLC

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

PANTHER CREEK POWER OPERATING, LLC

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

STRONGHOLD DIGITAL MINING PENN, LLC

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

STRONGHOLD DIGITAL MINING OPERATING, LLC

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

[Signature Page to the First Amendment]

SCRUBGRASS POWER LLC

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

STRONGHOLD DIGITAL MINING LLC

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

STRONGHOLD DIGITAL MINING EQUIPMENT, LLC

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

SCRUBGRASS RECLAMATION COMPANY, L.P.

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

STRONGHOLD DIGITAL MINING BT, LLC

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

[Signature Page to the First Amendment]

STRONGHOLD DIGITAL MINING TH, LLC

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

STRONGHOLD DIGITAL MINING HASHCO, LLC

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

OLYMPUS PANTHER HOLDINGS, LLC

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

PANTHER CREEK PERMITTING, LLC

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

CLEARFIELD PROPERTIES, INC.

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

[Signature Page to the First Amendment]

PANTHER OP INTEREST HOLDINGS, LLC

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

STRONGHOLD DIGITAL MINING HOSTING, LLC

By:	/s/ Gregory A. Beard
Name: Gregory A. Beard
Title: Authorized Person

[Signature Page to the First Amendment]

COLLATERAL AGENT AND ADMINISTRATIVE AGENT:

WHITEHAWK CAPITAL PARTNERS LP, as Administrative Agent and Collateral Agent

By:	/s/ Robert A. Louzan
Name: Robert A. Louzan
Title: Managing Partner

[Signature Page to the First Amendment]

LENDER:

WHITEHAWK FINANCE LLC

By:	/s/ Robert A. Louzan
Name: Robert A. Louzan
Title: Managing Partner

[Signature Page to the First Amendment]